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                                                                   EXHIBIT 10(b)

                        SEVERANCE COMPENSATION AGREEMENT

         This Severance Compensation Agreement (the "Agreement") by and between Jacobson Stores Inc., a Michigan corporation (the "Company") with its principal place of business at 3333 Sargent Road, Jackson, MI 49201 and PAUL W. GILBERT, of Jackson, Michigan (the "Executive") shall be effective as of the date the Agreement is approved by the United States Bankruptcy Court for the Eastern District of Michigan (the "Bankruptcy Court").

         WHEREAS, the Company and certain of its affiliates filed voluntary petitions to reorganize their businesses under Chapter 11 of the United States Bankruptcy Code, as amended, on January 15, 2002, which cases have been administratively consolidated under the heading "Jacobson Stores Inc., et. al." and have been assigned case number 02-40597 (the "Chapter 11 Case");

         WHEREAS, the Board of Directors of the Company has determined that it is in the best interests of the Company and its stakeholders that certain key members of management be provided with the appropriate incentives to cause them to remain employed by the Company pending the Company's reorganization;

                  NOW THEREFORE, in consideration of the agreements contained herein including the undertakings of the parties hereto, the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto, it is covenanted and agreed as follows:

1.       Severance Compensation upon Termination of Employment.
         In the event that the Executive's employment with the Company is terminated for one of the reasons described below, the Company shall pay to the Executive or his/her beneficiaries or heirs, as applicable, the cash severance payment corresponding to that reason (the "Severance Payment"):

         (a) Termination Without Cause or For Good Reason. In the event the Executive's employment with the Company is terminated (x) by the Company without Cause or (y) by the Executive for "good reason" (as defined in Section 1(f)(iv) below), the Severance Payment shall be the Executive's Annual Base Salary for a period of 12 months and shall be payable to the Executive in a single lump sum cash payment within ten (10) business days of the Termination Date,(1) which payment shall not by offset by salary, earned income, deferred income, or other income earned by the Executive from other employment.

-----------
(1) Provided, however, if the Company determines in its sole discretion, that it does not have adequate levels of cash availability to pay the Severance Payment as provided for herein, then Executive shall be entitled to an administrative expense claim in the Chapter 11 case in the amount of any unpaid Severance Payment.
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         (b)      Change of Control. In the event that the Executive's
                  employment with the Company is terminated by the Company or any successor thereto following or in connection with a "change of control" as defined in Exhibit A hereto then the Severance Payment shall be a payment equal to Executive's Annual Base Salary for a period of 12 months made to the Executive in a single lump sum cash payment within ten (10) business days of the Termination Date,(2) which payment shall not by offset by salary, earned income, deferred income, or other income earned by the Executive from other employment.


         (c) Liquidation of Company. In the event that the Executive's employment with the Company is terminated by the Company or its estate following or in connection with the conversion of the Company's Chapter 11 Case to a case under Chapter 7 of the United States Bankruptcy Code or other liquidation of the Company, the Severance Payment shall be a payment equal to Executive's Annual Base Salary for a period of 12 months made to the Executive in a single lump sum cash payment within ten
                  (10) business days of the Termination Date,(3) which payment shall not by offset by salary, earned income, deferred income or other payment income earned by the Executive from other employment.

         (d) Death of Executive. In the event that the Executive's employment with the Company is terminated as a result of the Executive's death, the Severance Payment shall be a payment equal to Executive's Annual Base Salary for a period of 12 months, payable to Executive's beneficiaries or heirs as applicable, in a single lump sum cash payment within 30 days of the Executive's death,(4) against which the Company will offset, if

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(2) Provided, however, if the Company determines in its sole discretion, that it does not have adequate levels of cash availability to pay the Severance Payment as provided for herein, then Executive shall be entitled to an administrative expense claim in the Chapter 11 case in the amount of any unpaid Severance Payment.

(3) Provided, however, if the Company determines in its sole discretion, that it does not have adequate levels of cash availability to pay the Severance Payment as provided for herein, then Executive shall be entitled to an administrative expense claim in the Chapter 11 case in the amount of any unpaid Severance Payment.

(4) Provided, however, if the Company determines in its sole discretion, that it does not have adequate levels of cash availability to pay the Severance Payment as provided for herein, then Executive's beneficiaries or estate shall be entitled to an administrative expense claim in the Chapter 11 case in the amount of any unpaid Severance Payment.

(5) Provided, however, if the Company determines in its sole discretion, that it does not have adequate levels of cash availability to pay the Severance Payment as provided for herein, then Executive's beneficiaries or estate shall be entitled to an administrative expense claim in the Chapter 11 case in the amount of any unpaid Severance Payment.


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
                  applicable, the proceeds of any life insurance policy maintained by the Company insuring Executive's life that is acquired after the date of this agreement and that are paid to a beneficiary designated by the Executive or to his or her estate, if the Company paid the premiums with respect to such insurance.

         (e) Disability. In the event that the Executive's employment with the Company is terminated as a result of the Executive's Disability, the Severance Payment shall be a payment equal to Executive's Annual Base Salary for a period of 12 months, payable to Executive in a single lump sum cash payment within 30 days of the Executive's termination, against which the Company will offset, if applicable, the benefits paid to Executive under any disability insurance policy maintained by the Company.(6)

         (f) Certain Definitions. For purposes of this Agreement, the following words and phrases shall have the following meanings:

                  (i) "Annual Base Salary" shall mean the Executive's base salary in effect on the date of this Agreement, as such base salary may be increased from time to time.

                  (ii) "Disability" shall mean (1) if the employee is covered by a company-provided disability insurance policy, the definition of disability contained in, and entitling the employee to benefits under, that policy, or (2) if the employee is not covered by such a policy, the employee's inability to perform fully the duties and responsibilities of the employee's employment with the Company by reason of illness, injury or incapacity for a period of 26 consecutive weeks, with or without reasonable accommodation.

                  (iii) "Termination Date" shall mean the date upon which the Executive formally ceases all regular employment activities on behalf of the Company as recognized by the records of the Company.

                  (iv) A termination for "good reason" shall be deemed to have occurred, and the Executive shall be entitled to the benefits set forth in this Section 1, if the Executive voluntarily terminates his/her employment after the occurrence of any of the following events:
                           (1) the assignment to the Executive of any duties inconsistent with the highest position (including status, offices, titles and reporting requirements), authority, duties or responsibilities attained by the


---------------
(6) Provided, however, if the Company determines in its sole discretion, that it does not have adequate levels of cash availability to pay the Severance Payment as provided for herein, then Executive shall be entitled to an administrative expense claim in the Chapter 11 case in the amount of any unpaid Severance Payment.

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                           Executive during the period of his/her employment by
                           the Company; (2) a relocation of the Executive more than thirty (30) miles from Company's present offices; or (3) a decrease in the Executive's compensation (including base salary, bonus or fringe benefits).

                  (v) "Cause" shall mean (1) the Executive's continued failure either to (x) devote substantially all of his or her business time to his or her employment duties (except because of Executive's illness or Disability) or (y) make a good faith effort to perform Executive's employment duties; (2) any other willful act or omission which Executive knew, or had reason to know, would materially injure the Company; or (3) Executive's conviction of a felony involving dishonesty or fraud.

2.       Effective Date.

         This Agreement shall become effective as of the date on which the Bankruptcy Court grants its approval thereto.

3.       Release of Liability.

         Notwithstanding anything to the contrary herein, as a condition precedent to the Company's obligation to make the Severance Payment described in
Section 1 hereof, Executive shall execute and deliver to the Company a release and waiver of employment liabilities in substantially the form attached to this Agreement as Exhibit B, provided, however, that the Company may modify such form from time to time in order for such form to comply with the continually developing law of employment release enforceability.

4.       Confidential Information.

         The Executive will never use for his/her own advantage or disclose any proprietary or confidential information relating to the business operations or properties of the Company, any affiliate thereof or any of their respective customers, suppliers, landlords or licensees. On the Termination Date, the Executive will surrender and deliver to the Company all documents and information of every kind relating to or connected with the Company and its affiliates and their respective businesses, customers, suppliers, landlords and licensees.

5.       Nonsolicitation of Employees.

         (a) Unless Executive's termination is a result of a liquidation of the Company, as provided in Section 1(c) hereof, for a one (1) year period following the Termination Date, Executive will not, in any manner, hire or engage, or assist any company or business organization by which he/she is employed

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
                  or which is directly or indirectly controlled by him/her to hire or engage, any person who is or was employed by the Company or one of its affiliates at any time during his/her employment with the Company or during the period of one (1) year thereafter.

         (b) Unless Executive's termination is a result of a liquidation of the Company, as provided in Section 1(c) hereof, for a one (1) year period following the Termination Date, Executive will not, in any manner, solicit, recruit or induce, or assist any company or business organization by which he is employed or which is directly or indirectly controlled by him to solicit, recruit or induce, any person who is or was employed by the Company or one of it affiliates (or is or was an agent, representative, contractor, project consultant or consultant of the Company or one of its affiliates) at any time during his/her employment with the Company, or during the period of one (1) year thereafter, to leave his/her employment, relationship or engagement with the Company.

6.       Nonsolicitation of Customers.

         (a) Executive agrees that, for a period of one (1) year following the Termination Date he/she will not, in any manner, solicit for business (or assist any company or business organization by which he/she is employed or which is directly or indirectly controlled by him/her to solicit or do business) any customer or client of the Company or any of its affiliates with whom Executive has had the contact or for whom Executive has performed services during his/her employment with the Company.

         (b) Executive agrees that, for a period of one (1) year following the Termination Date, Executive will not, in any manner, solicit for business (or assist any company or business organization by which he/she is employed or which is directly or indirectly controlled by him/her to solicit or do business) any customer or client of the Company made known to him/her by the Company during his/her employment with the Company.

7.       Company's Sole Severance Obligation.

         Executive acknowledges and agrees that the Severance Payment set forth in Section 1 is in lieu of and shall preclude any and all other severance or termination payments that would otherwise be made by Company to Executive as the result of Company policy, agreement, state or federal laws or regulations or otherwise and that Company's commitment to make said Severance Payment is subject to and conditioned upon the prior execution by Executive of the release and waiver described in Section 3 above.

8.       Nonguarantee of Employment.


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         Nothing contained in this Agreement shall be construed as a contract of employment between the Company and the Executive, or as a right of the Executive to continue in the employ of the Company, or as a limitation of the right of the Company to discharge the Executive with or without cause.

9.       Successors.

         (a) This Agreement shall be binding upon the Company, its successors and assigns, and in the event of a Change of Control of the Company or in the event the Company shall be merged or consolidated or otherwise combined into one or more other corporations or other entities, or substantially all of its assets are sold or otherwise transferred to one or more other corporations or entities, this Agreement shall be binding upon the corporation or entity resulting from such merger or consolidation or to which such assets shall be sold or transferred and shall be assignable by it by way of transfer of assets, merger, consolidation or combination to the same extent as if it were the Company. Except as provided above in this Section 8(a), this Agreement shall not be assignable by the Company or its successors and assigns. The Company will require any successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of this business and/or assets of the Company, by agreement in form and substance satisfactory to the Executive, expressly, absolutely and unconditionally to assume or agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place.

         (b) This Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributes, devisees and legatees.

10.      Assignment by Executive.

         This Agreement shall not be assignable by the Executive and shall not be subject to attachment, executive, pledge or hypothecation.

11.               Notice.

         For the purpose of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and either delivered in hand or by mail by United States registered or certified mail, return receipt requested, postage prepaid, or by nationally recognized overnight courier, and shall be deemed to have been duly given the sooner of when actually received or three (3) days following deposit (a) in the mail by United States registered or certified mail, return receipt requested, postage prepaid or (b) with a nationally recognized overnight courier, as follows:


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
         If to the Company:

                  Jacobson Stores Inc.
                  3333 Sargent Road
                  Jackson, MI  49201
                  Attn:  Chairman of the Board

                  Copy to:

                  Honigman Miller Schwartz and Cohn LLP
                  2290 First National Building
                  660 Woodward Avenue
                  Detroit, MI  48226
                  Attn:  Robert J. Kruger, Jr., Esq.

         If to the Executive:

                  PAUL W. GILBERT
                  5405 LOCHMOOR COURT
                  JACKSON, MICHIGAN  49201

or to such other address as either party may furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

12.      Modification.


         No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and the Company. No waiver by either party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such party shall be deemed a waiver of any other provisions hereof or of any similar of dissimilar provisions of conditions at the same or any prior of subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject mater hereof have been made by either party which are not set forth expressly in this Agreement.

13.      Validity.


         The invalidity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

14.      Governing Law.

         This Agreement shall be governed by the laws of Michigan without giving effect

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to the conflicts of law principles thereof. The parties hereby agree that
Bankruptcy Court shall retain exclusive jurisdiction to determine any disputes under this Agreement during the pendency of the Chapter 11 Case (or any conversion of such case to a case under Chapter 7 of the United States Bankruptcy Court).

15.      Entire Agreement.

         This Agreement constitutes the entire understanding of the parties, and revokes and supersedes all prior employment agreements between the parties and is intended as a final expression of their Agreement. This Agreement shall take precedence over any other documents that may be in conflict therewith.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                            JACOBSON STORES INC.


                                            BY:    /s/   Carol Williams
                                                 ------------------------------


                                            EXECUTIVE:


                                               /s/   Paul W. Gilbert
                                              ---------------------------------
                                              PAUL W. GILBERT


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
                                    EXHIBIT A

         "Change of Control" means (i) any "person" as such terms is used in Sections 13(d) and 14(d) of the Exchange Act (other than Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any company owned directly or indirectly, by the share owners of the Company in substantially the same proportions as their ownership of stock in the Company) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly (through a plan of reorganization or otherwise), of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities; (ii) the share owners of the Company approve (or, if share owner approval is not required, the consummation of) a merger or consolidation of the Company with any other company, other than (1) merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the company or such surviving entity outstanding immediately after such merger or consolidation, or (2) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as defined in (i) above) acquires more than 50% of the combined voting power of the Company's then outstanding securities; or (iii) the share owners of the Company approve (or, if share owner approval is not required, the consummation of) a plan of liquidation of the Company or a sale or disposition by the Company of all or substantially all of the Company's assets.


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                                    EXHIBIT B

                                 Form of Release

         In exchange for the amounts described in the Severance Compensation Agreement executed on April 4, 2002 and other good and valuable consideration, the receipt of which is hereby acknowledged, Executive and his/her representatives, agents, estate, heirs, successors and assigns, without limitation, hereby irrevocably and unconditionally release and forever discharge the Company, its predecessors, successors, parents, subsidiaries, divisions, affiliates, assigns, and its and their current and former officers, agents, directors, supervisors, employees, representatives, successors and assigns, and all persons acting by, through, under, or in concert with, any of them, from any and all changes, complaints, claims, suits, contracts, causes of actions, debts, sums of money, controversies, agreements, promises, damages, and liabilities of any kind or nature whatsoever, both at law and equity, known or unknown, suspected or unsuspected (hereinafter referred to as "claim" or "claims") arising from conduct occurring up to and through the date of this release, including, without limitation, any claims incidental to or arising out of Executive's employment with the Company or the termination thereof. This release is intended by the parties to be all encompassing and to act as a full and total release of any claims, whether specifically enumerated herein or not, that Executive has, may have or has had, that exist or ever had existed, on or prior to the date of this Agreement, including, but not limited to, any claims based upon federal or state law or regulation dealing with either employment or employment discrimination such as those laws or regulations concerning discrimination on the basis of age, race, color, religion, creed, sex, sex harassment, sexual orientation, national origin, ancestry, marital status, handicap, or physical disability, mental disability, medical condition or status as a disabled or Vietnam-era veteran, veteran status or any military service or application for military service; any contract, whether oral or written, express or implied; any tort; or common law.

IF APPLICABLE:

Waiver of Rights and Claims Under the Age Discrimination in Employment Act of 1967.


         Since Executive is 40 years of age or older, Executive has been informed and agrees that Executive:

         (a) has or may have specific rights and/or claims under the Age Discrimination in Employment Act ("ADEA") of 1967;

         (b) is, in consideration for the amounts and benefits described in the Severance Compensation Agreement dated March ___, 2002, specifically waiving such rights and/or claims he/she might have against the Company, its predecessors, successor, parents, subsidiaries, divisions, affiliates, assigns, and its and their current and former officers, agents, directors, supervisors, employees, representatives, successors and assigns, and all persons acting by, through, under, or in concert with any of them, to the

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
extent such rights and/or claims arose prior to the date this release was executed;

         (c) understands that rights or claims under ADEA which may arise after the date this release is executed are not waived by him/her;

         (d) was advised when presented by the Company with the original draft of this release that he/she had at least 21 days within which to consider this release; this 21-day review period will not be affected or extended by any revisions which might be made to this release;

         (e) has been advised to consider the terms of this release carefully and of his/her right to consult with or seek advice from an attorney of his/her choice or any other person of his/her choosing prior to executing this release and has not been subject to any undue or improper influence interfering with the exercise of his/her free will in deciding whether to execute this release;

         (f) has carefully read and fully understands all of the provision of this release, and he/she knowingly and voluntarily agrees to all of the terms set forth in this release; and

         (g) after signing this release, Executive may revoke this release for a period of seven (7) days following said execution. The release shall not become effective or enforceable until this revocation period has expired.




                                               ------------------------------
                                                   [Name of Executive]


Sworn to before me this
       day of      , 2002


-----------------------------
Notary Public


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